Exhibit 31.1

CERTIFICATION

I, Jerome Wong, certify that:

(1)	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Ekso Bionics Holdings, Inc., and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2026

/s/ Jerome Wong
Jerome Wong
Principal Financial Officer